UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2008 (April 4, 2008)

Anthracite Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 810-3333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 4, 2008, Anthracite Capital, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with RECP IV Cite CMBS Equity, L.P. (the “Purchaser”), a Delaware limited partnership and subsidiary of DLJ Real Estate Capital Partners IV, L.P. (“RECP”), pursuant to which the Company agreed to issue and sell to the Purchaser (i) 23,375 shares of the Company’s 12% Series E-1 Cumulative Redeemable Convertible Preferred Stock, par value $0.001 and liquidation preference $1,000 per share (the “Series E-1 Preferred Stock”), (ii) 23,375 shares of the Company’s 12% Series E-2 Cumulative Redeemable Convertible Preferred Stock, par value $0.001 and liquidation preference $1,000 per share (the “Series E-2 Preferred Stock”), (iii) 23,375 shares of the Company’s 12% Series E-3 Cumulative Redeemable Convertible Preferred Stock, par value $0.001 and liquidation preference $1,000 per share (the “Series E-3 Preferred Stock” and, together with the Series E-1 Preferred Stock and Series E-2 Preferred Stock, the “Series E Preferred Stock”), and (iv) 3,494,021 shares (the “Common Shares” and, together with the Series E Preferred Stock, the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $93,500,000 (the “Issuance”). The Company purchased the Common Shares at $6.69 per share, the closing price of the Common Stock on March 28, 2008.

The Purchase Agreement contains customary representations, warranties and closing conditions. Each of the Company and the Purchaser has agreed to indemnify the other for any breach of any of the representations, warranties covenants or agreements made by such party.

The Company issued and sold the Securities in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser made representations to the Company in the Purchase Agreement, including that RECP is an institutional “accredited investor” as that term is defined in Regulation D under the Securities Act and that the Purchaser is acquiring the Securities for investment. The Company has not engaged in general solicitation or advertising with regard to the Issuance and has not offered the Securities to the public in connection with the Issuance.

Registration Rights Agreement

On April 4, 2008, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company is required, within 60 days after the closing date, to file with the Securities and Exchange Commission:

•
a shelf registration statement covering resales of the Securities, including the Common Stock issuable upon the conversion of the Series E Preferred Stock, pursuant to Rule 415 under the Securities Act, and cause such registration statement to become effective under the Securities Act no later than 120 days after the closing of the Issuance, and

•
subject to the Company’s right to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the registration statement during specified periods under certain circumstances, keep the shelf registration statement effective until the earliest of certain dates specified in the Registration Rights Agreement.

The Registration Rights Agreement also contains registration default provisions.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the agreements which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Terms of Conversion of Series E Preferred Stock

The Purchaser, at its option, may convert each share of Series E Preferred Stock at any time into 133.46146 shares of the Common Stock (equivalent to a conversion price of $7.4928 per share), plus cash in lieu of fractional shares, subject to anti-dilution adjustments. On and after April 4, 2013, the Company may, at its option, at any time, cause some or all of the Series E Preferred Stock to be converted into shares of its Common Stock at the then-applicable conversion rate if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date on which the Company gives notice of mandatory conversion, the closing price of the Common Stock exceeds 140% of the then-applicable conversion price of the Series E Preferred Stock.

Other

In connection with the Issuance, pursuant to the Series E Articles Supplementary (as defined below), so long as more than 50.0% of the shares of the issued Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series E-3 Preferred Stock, in the aggregate, have been continuously owned by the initial holder thereof, holders of the Series E Preferred Stock, voting together as a single class, have the right to elect one member of the Company’s Board of Directors at any annual or special meeting of the stockholders of the Company or by a written consent in lieu of a meeting undertaken by the holders of at least a majority of the outstanding shares of Series E Preferred Stock, in the aggregate.

DLJ Real Estate Capital Partners IV, L.P. is a fund managed by DLJ Real Estate Capital Partners, Inc., a wholly owned subsidiary of Credit Suisse. Credit Suisse and/or its affiliates have engaged in transactions, including swap transactions, with the Company, BlackRock Financial Management, Inc., the Company’s manager, and/or their affiliates in the past, for which they have received customary compensation, and may do so from time to time in the future. The Company has purchased and may from time to time in the future purchase commercial mortgage-backed and other securities and loans from Credit Suisse and its affiliates in the ordinary course of business.

In December 1999, RECP II Anthracite, LLC, a wholly owned subsidiary of DLJ Real Estate Capital Partners II, L.P., purchased 1,200,000 shares of the Company’s 10.5% Series A Senior Cumulative Convertible Redeemable Preferred Stock for an aggregate purchase price of $30 million. Andrew P. Rifkin served on the Company’s Board of Directors from December 1999 to February 2002 as the Series A Preferred Stock holders’ designee. In December 2001 and March 2002, the Series A Preferred Stock was fully converted.

Item 3.02.	Unregistered Sales of Equity Securities.
The information required by Item 3.02 contained in Item 1.01 is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 4, 2008, the Company issued 23,375 shares of the Series E-1 Preferred Stock, 23,375 shares of the Series E-2 Preferred Stock and 23,375 shares of the Series E-3 Preferred Stock.

Under the terms of the Series E Preferred Stock, unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series E Preferred Stock for all past dividend periods and the then current dividend period that have not been paid, the Company’s ability to declare or pay or set apart for payment on the Common Stock or any other shares of the Company’s equity securities ranking, as to dividends and upon liquidation, on a parity with or junior to the Series E Preferred Stock will be subject to restrictions as set forth in the Series E Articles Supplementary.

Series E-1 Preferred Stock

On April 4, 2008, the Company filed Articles Supplementary (the “Series E-1 Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), establishing the designation, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of shares of Series E-1 Preferred Stock. The Series E-1 Articles Supplementary became effective with the SDAT upon filing.

Series E-2 Preferred Stock

On April 4, 2008, the Company filed Articles Supplementary (the “Series E-2 Articles Supplementary”) with the SDAT, establishing the designation, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of shares of Series E-2 Preferred Stock. The Series E-2 Articles Supplementary became effective with the SDAT upon filing.

Series E-3 Preferred Stock

On April 4, 2008, the Company filed Articles Supplementary (the “Series E-3 Articles Supplementary” and, together with the Series E-1 Articles Supplementary and Series E-2 Articles Supplementary, the “Series E Articles Supplementary”) with the SDAT, establishing the designation, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of shares of Series E-3 Preferred Stock. The Series E-3 Articles Supplementary became effective with the SDAT upon filing.

The holders of the Common Stock are subject to the rights and preferences of the holders of the Series E Preferred Stock as set forth in the Series E Articles Supplementary, including, without limitation, each outstanding share of Series E Preferred Stock is entitled to one vote for each share of Common Stock into which such Series E Preferred Stock is convertible on any matter submitted to a vote or consent of the holders of Common Stock and the holders of Series E Preferred Stock, voting together as a single class, have the right to elect one member of the Company’s Board of Directors under specified circumstances.

The foregoing summaries are not complete and are qualified in their entirety by reference to the Series E-1 Articles Supplementary, Series E-2 Articles Supplementary and Series E-3 Articles Supplementary, copies of which are attached to this Current Report on Form 8-K as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and incorporated by reference herein.

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On April 4, 2008, the Board of Directors of the Company increased the size of the Board from seven to eight, and elected Andrew P. Rifkin, a senior member of DLJ Real Estate Capital Partners, to the Company’s Board of Directors. Mr. Rifkin’s appointment to the Board was in connection with the Issuance and pursuant to the rights of the holders of the Series E Preferred Stock as set forth in the Series E Articles Supplementary. Mr. Rifkin has not been named to any committee of the Board of Directors at this time. Other than the Issuance, Mr. Rifkin has no material interest in any transaction or proposed transaction to which the Company was or is to be a party.

The information required by Item 5.02 contained in Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by Item 5.03 contained in Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Articles Supplementary of the Company establishing 12% Series E-1 Cumulative Convertible Redeemable Preferred Stock
3.2	Articles Supplementary of the Company establishing 12% Series E-2 Cumulative Convertible Redeemable Preferred Stock
3.3	Articles Supplementary of the Company establishing 12% Series E-3 Cumulative Convertible Redeemable Preferred Stock
4.1	Form of 12% Series E-1 Cumulative Convertible Redeemable Preferred Stock Certificate
4.2	Form of 12% Series E-2 Cumulative Convertible Redeemable Preferred Stock Certificate
4.3	Form of 12% Series E-3 Cumulative Convertible Redeemable Preferred Stock Certificate
10.1	Securities Purchase Agreement, dated as of April 4, 2008 between the Company and RECP IV Cite CMBS Equity, L.P.
10.2	Registration Rights Agreement, dated as of April 4, 2008, between the Company and RECP IV Cite CMBS Equity, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
Name: Richard M. Shea
Title: President and Chief Operating Officer Dated: April 7, 2008